Exhibit 99.1

FOR IMMEDIATE RELEASE May 5, 2009

Investor Contact: Martie Edmunds Zakas

Sr. Vice President - Strategic Planning & Investor Relations 770-206-4237

mzakas@muellerwp.com

Media Contact: John Pensec

Director - Corporate Communications & Public Affairs

770-206-4240

jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL SECOND QUARTER 2009 RESULTS

Company Records $613 Million in Impairment and Restructuring Charges

Net Loss per Share of $4.90 and Adjusted Net Loss per Share of $0.13

(ATLANTA) — Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $322.2 million and a net loss of $566.8 million in the quarter ended March 31, 2009, which included impairment charges of $570.9 million and restructuring charges of $42.2 million. Summarized consolidated 2009 second quarter results compared to 2008 second quarter results are as follows:

•	Net sales for the 2009 second quarter were $322.2 million, down 23.6 percent compared to $421.6 million for the 2008 second quarter.

•

Loss from operations for the 2009 second quarter was $618.2 million compared to income of $28.0 million for the 2008 second quarter. Excluding impairment and restructuring charges, adjusted loss from operations for the 2009 second quarter was $5.1 million compared to adjusted income of $29.5 million for the 2008 second quarter.

•

Net loss per share was $4.90 for the 2009 second quarter compared to net income per share of $0.05 for the 2008 second quarter. Adjusted net loss per share was $0.13 for the 2009 second quarter compared to adjusted net income per share of $0.06 for the 2008 second quarter.

•

Adjusted EBITDA was $18.8 million in the 2009 second quarter compared to $52.4 million in the 2008 second quarter. Adjusted EBITDA margin in the 2009 second quarter was 5.8 percent compared to 12.4 percent in the 2008 second quarter.

•

During the 2009 second quarter, the Company continued its analysis of impairment reported for the 2009 first quarter. Additionally, during the second quarter, the Company’s common stock traded at consistently lower prices compared to prior quarters requiring further impairment testing. As a result of this testing, the Company determined that its remaining goodwill was fully impaired and other indefinite lived intangible assets at Mueller Co. were partially impaired. Impairment charges recorded during the 2009 second quarter totaled $570.9 million: $469.5 million for goodwill and $101.4 million for other indefinite lived intangible assets.

•

During the 2009 second quarter, the Company restructured manufacturing operations at its U.S. Pipe North Birmingham facility to lower fixed costs and reduce capacity. These actions resulted in a non-cash charge of $38.5 million primarily for property, plant and equipment. The Company also incurred $3.5 million of severance charges related to headcount reductions throughout the organization.

•	Net debt, which is total debt less cash and cash equivalents, at March 31, 2009 decreased to $934.6 million from $978.2 million at March 31, 2008.

“Our primary focus remains generating positive cash flow in a challenging business environment. Despite that environment, we generated positive cash flow in the second quarter even with a significant decline in demand in our end markets,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “We accomplished this by maintaining our focus on working capital management as we continued to lower production to reduce inventories. We also reduced costs during the quarter by restructuring certain manufacturing operations, lowering headcount and reducing selling, general and administrative expenses.”

“While we believe that non-residential construction spending will continue to decline, a number of factors that have negatively impacted demand for our water infrastructure products, our largest end market, may be easing,” said Hyland. “These factors include distributor de-stocking of inventory, uncertainty around the stimulus bill and the decline in housing starts. Looking ahead, we will continue to concentrate on generating free cash flow and appropriately sizing our businesses.”

Second Quarter Consolidated Results

Net sales for the quarter decreased $99.4 million year-over-year due to lower shipment volumes of $124.4 million across all business segments and unfavorable changes in Canadian currency exchange rates, which were partially offset by price increases implemented in fiscal 2008.

Adjusted loss from operations for the quarter of $5.1 million decreased $34.6 million from the prior year period. 2009 second quarter adjusted loss from operations was negatively impacted by lower shipment volumes, higher per-unit overhead costs due to lower production and higher raw material costs, partially offset by higher sales pricing, manufacturing cost savings and reduced selling, general and administrative expenses.

Second Quarter Segment Results

Mueller Co. Segment

Net sales for the Mueller Co. segment of $114.8 million in the 2009 second quarter declined from 2008 second quarter net sales of $168.9 million. Lower shipment volumes of $62.2 million were partially offset by higher pricing of $9.6 million. Shipment volumes of iron gate valves, fire hydrants and brass service products in the quarter were below the prior year period.

Adjusted income from operations of $2.6 million and adjusted EBITDA of $15.8 million in the 2009 second quarter compare to income from operations and EBITDA of $27.4 million and $39.7 million, respectively, in the 2008 second quarter. Adjusted income from operations decreased primarily due to $23.2 million of lower shipment volumes, $15.4 million of higher per-unit overhead costs due to lower production and $4.1 million of higher raw material costs. This decrease was partially offset by $9.6 million of higher sales pricing, $5.6 million of manufacturing cost savings and $2.8 million of reduced selling, general and administrative expenses.

U.S. Pipe Segment

Net sales for the U.S. Pipe segment of $93.2 million in the 2009 second quarter declined from 2008 second quarter net sales of $114.2 million. The net sales decrease was attributable to $31.9 million of lower shipment volumes, partially offset by $10.9 million of higher pricing.

Adjusted loss from operations of $10.9 million and an adjusted EBITDA loss of $4.7 million in the 2009 second quarter compare to adjusted loss from operations of $1.3 million and adjusted EBITDA of $4.1 million in the 2008 second quarter. The 2009 second quarter results were negatively impacted by $7.9 million due to lower shipment volumes and $12.8 million of higher per-unit overhead costs due to lower production. These items were partially offset by $10.9 million of higher sales pricing, which more than offset higher raw material costs of $3.0 million, manufacturing cost savings of $2.1 million and reduced selling, general and administrative expenses of $2.5 million.

Anvil Segment

Net sales for the Anvil segment of $114.2 million in the 2009 second quarter declined from 2008 second quarter net sales of $138.5 million. The net sales decline was due to $30.3 million of lower shipment volumes and $6.5 million of unfavorable changes in Canadian currency exchange rates. This decline was partially offset by higher sales pricing of $12.5 million.

Adjusted income from operations of $12.1 million and adjusted EBITDA of $16.5 million in the 2009 second quarter compare to income from operations and EBITDA of $12.9 million and $17.9 million, respectively, in the 2008 second quarter. Income from operations decreased principally due to lower shipment volumes of $8.2 million, $6.2 million of higher per-unit overhead costs due to lower production and higher raw material costs of $3.4 million, which were partially offset by higher sales pricing of $12.5 million, lower selling, general and administrative expenses of $3.4 million, and manufacturing cost savings of $1.1 million.

Impairment and Restructuring

The Company reported a goodwill impairment charge of $400 million in the 2009 first quarter subject to additional fair value analysis. Any additional impairment charge was not expected to exceed $200 million. During the 2009 second quarter, however, the Company’s common stock began trading at prices significantly lower than prior quarters, especially in the second half of the quarter. This lower market capitalization for the Company as a whole prompted additional impairment testing. The Company’s additional 2009 second quarter goodwill impairment testing led to the conclusion that all of its remaining goodwill was fully impaired and other indefinite lived intangible assets at Mueller Co. were partially impaired. Consequently, during the 2009 second quarter, the Company recorded additional goodwill impairment charges of $376.8 million for Mueller Co. and $92.7 million for Anvil. The impairment charge for the other indefinite lived intangible assets at Mueller Co. was $101.4 million, and the remaining carrying value for these assets at March 31, 2009 was $263.0 million.

These impairment charges are non-cash items and therefore will not result in any cash expenditures and will not affect the Company’s cash position, tax payments, cash flows from operating activities, free cash flow, liquidity position or availability under its credit facilities. Furthermore, these charges are excluded from all of the Company’s financial results in evaluating compliance with financial covenants under its debt agreements.

Also, during the 2009 second quarter, the Company restructured manufacturing operations at its U.S. Pipe North Birmingham facility. These actions resulted in a non-cash charge of $38.5 million, primarily for property, plant and equipment. Additionally, the Company incurred $3.5 million of severance charges related to headcount reductions throughout the organization.

Interest Expense, Net

Interest expense, net of interest income, was $16.6 million in the 2009 second quarter compared to $18.1 million in the 2008 second quarter. Interest expense declined as a result of lower interest rates and lower average net debt outstanding.

Income Taxes

In the 2009 second quarter, primarily due to the very limited income tax benefit associated with the goodwill impairment, the effective income tax rate was 10.7 percent. Excluding goodwill impairment, the effective tax rate for the second quarter would have been approximately 38 percent compared to the federal statutory rate of 35 percent. The effective tax rate for the second quarter of fiscal 2008 was approximately 42 percent.

Use of Non-GAAP Measures

The Company presents certain non-GAAP measures, including adjusted EBITDA, adjusted income (loss) from operations, adjusted net income (loss) and free cash flow. Adjusted EBITDA represents income (loss) before depreciation, amortization, interest expense, interest income, income taxes, impairment and restructuring charges. The Company presents adjusted EBITDA because it is an important supplemental measure of performance, and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”). Adjusted income (loss) from operations and adjusted net income (loss) exclude impairment and restructuring charges. These items are excluded because they are considered unusual and not indicative of recurring operations.

Free cash flow, which represents cash flows from operating activities less capital expenditures, is presented as a measurement of cash flow because it is commonly used by the investment community. Further, management uses it as a reflection of the cash that the Company has available for ongoing business operations and discretionary purposes.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, May 6, 2009 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying presentation slides.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; the liquidity of the credit markets; changes in raw material, labor, equipment and transportation costs; pricing actions by the Company and its competitors; changes in law or the uncertainty of the application of law and regulation; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost containment, production increases or decreases, inventory control, and the integration of acquired businesses; and general changes in economic and financial conditions, residential and non-residential construction, and municipal spending. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, fire hydrants, ductile iron pipe and pipe fittings, which are used by municipalities, as well as the residential and non-residential construction, oil and gas, HVAC and fire protection industries. With latest 12 months net sales of $1.7 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 5,400 people. Mueller Water Products Series A common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)

	March 31, 2009	September 30, 2008
Assets:
Cash and cash equivalents	$153.1	$183.9
Receivables, net	198.5	298.2
Inventories	457.9	459.4
Deferred income taxes	41.8	48.2
Other current assets	75.8	60.6

Total current assets	927.1	1,050.3

Property, plant and equipment, net	305.2	356.8
Goodwill	—	871.5
Identifiable intangible assets, net	681.9	789.8
Other noncurrent assets	24.6	21.8

Total assets	$1,938.8	$3,090.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$16.7	$9.7
Accounts payable	89.3	156.0
Other current liabilities	89.6	129.0

Total current liabilities	195.6	294.7

Long-term debt	1,071.0	1,085.8
Deferred income taxes	226.5	295.8
Other noncurrent liabilities	103.0	85.0

Total liabilities	1,596.1	1,761.3

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized and 115,621,811 shares outstanding at March 31, 2009; 400,000,000 shares authorized and 29,528,763 shares outstanding at September 30, 2008	1.2	0.3
Series B common stock: 200,000,000 shares authorized; 85,844,920 shares outstanding at September 30, 2008	—	0.9
Additional paid-in capital	1,432.5	1,428.9
Accumulated deficit	(1,048.4)	(81.6)
Accumulated other comprehensive loss	(42.6)	(19.6)

Total stockholders’ equity	342.7	1,328.9

Total liabilities and stockholders’ equity	$1,938.8	$3,090.2

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended March 31,		Six months ended March 31,
	2009	2008	2009	2008
Net sales	$322.2	$421.6	$689.9	$833.9
Cost of sales	267.3	322.8	560.0	640.7

Gross profit	54.9	98.8	129.9	193.2

Operating expenses:
Selling, general and administrative	60.0	69.3	122.3	131.1
Impairment	570.9	—	970.9	—
Restructuring	42.2	1.5	42.0	17.7

Total operating expenses	673.1	70.8	1,135.2	148.8

Income (loss) from operations	(618.2)	28.0	(1,005.3)	44.4

Interest expense, net	16.6	18.1	33.9	37.3
Gain on repurchase of debt	—	—	(1.5)	—

Income (loss) before income taxes	(634.8)	9.9	(1,037.7)	7.1
Income tax expense (benefit)	(68.0)	4.2	(70.9)	3.0

Net income (loss)	$(566.8)	$5.7	$(966.8)	$4.1

Net income (loss) per basic share	$(4.90)	$0.05	$(8.37)	$0.04

Weighted average basic shares outstanding	115.6	115.1	115.5	115.0

Dividends declared per share	$0.0175	$0.0175	$0.0350	$0.0350

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED MARCH 31, 2009

(UNAUDITED)

(in millions)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
Balance at September 30, 2008	$1.2	$1,428.9	$(81.6)	$(19.6)	$1,328.9

Net loss	—	—	(966.8)	—	(966.8)
Dividends declared	—	(4.0)	—	—	(4.0)
Stock-based compensation	—	7.1	—	—	7.1
Stock issued under stock compensation plans	—	0.5	—	—	0.5
Net unrealized loss on derivative instruments	—	—	—	(10.3)	(10.3)
Foreign currency translation	—	—	—	(12.5)	(12.5)
Minimum pension liability	—	—	—	(0.2)	(0.2)

Balance at March 31, 2009	$1.2	$1,432.5	$(1,048.4)	$(42.6)	$342.7

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Six months ended March 31,
	2009	2008
Operating activities:
Net income (loss)	$(966.8)	$4.1
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	31.5	31.8
Amortization	15.2	14.7
Stock-based compensation	7.1	6.4
Gain on repurchase of debt	(1.5)	—
Deferred income tax benefit	(60.2)	(0.9)
Gain on sales of property, plant and equipment	(3.4)	—
Impairment and non-cash restructuring	1,009.4	14.8
Other, net	9.6	1.8
Changes in assets and liabilities:
Receivables	95.2	30.5
Inventories	(10.2)	(28.9)
Other current assets and other noncurrent assets	(17.5)	3.8
Accounts payable and other liabilities	(110.6)	(17.4)

Net cash provided by (used in) operating activities	(2.2)	60.7

Investing activities:
Capital expenditures	(17.6)	(37.3)
Acquisition of technology	(8.7)	—
Proceeds from sales of property, plant and equipment	4.2	7.2

Net cash used in investing activities	(22.1)	(30.1)

Financing activities:
Increase (decrease) in outstanding checks	4.7	(4.1)
Debt paid and repurchased	(6.2)	(2.6)
Common stock issued	0.5	1.0
Dividends paid	(4.0)	(4.0)

Net cash used in financing activities	(5.0)	(9.7)

Effect of currency exchange rate changes on cash	(1.5)	(0.2)

Net change in cash and cash equivalents	(30.8)	20.7
Cash and cash equivalents at beginning of period	183.9	98.9

Cash and cash equivalents at end of period	$153.1	$119.6

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended March 31, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$114.8	$93.2	$114.2	$—	$322.2

Loss from operations	$(476.3)	$(51.0)	$(81.8)	$(9.1)	$(618.2)

Interest expense, net					16.6
Income tax benefit					(68.0)

Net loss					$(566.8)

Net loss per basic share					$(4.90)

Capital expenditures	$2.8	$2.1	$2.5	$0.2	$7.6

Non-GAAP results:
Adjusted loss from operations and EBITDA:
Loss from operations	$(476.3)	$(51.0)	$(81.8)	$(9.1)	$(618.2)
Impairment	478.2	—	92.7	—	570.9
Restructuring	0.7	40.1	1.2	0.2	42.2

Adjusted income (loss) from operations	2.6	(10.9)	12.1	(8.9)	(5.1)
Depreciation and amortization	13.2	6.2	4.4	0.1	23.9

Adjusted EBITDA	$15.8	$(4.7)	$16.5	$(8.8)	$18.8

Adjusted net income, excluding impairment and restructuring:
Net loss					$(566.8)
Impairment, net of tax					525.9
Restructuring, net of tax					25.5

Adjusted net loss, excluding impairment and restructuring					$(15.4)

Adjusted net loss per basic share, excluding impairment
and restructuring					$(0.13)

Free cash flow:
Net cash provided by operating activities					$15.7
Capital expenditures					(7.6)

Free cash flow					$8.1

Net debt (end of period):
Current portion of long-term debt					$16.7
Long-term debt					1,071.0

Total debt					1,087.7
Less cash and cash equivalents					(153.1)

Net debt					$934.6

	Three months ended March 31, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$168.9	$114.2	$138.5	$—	$421.6

Income (loss) from operations	$27.4	$(2.8)	$12.9	$(9.5)	$28.0

Interest expense, net					18.1
Income tax expense					4.2

Net income					$5.7

Net income per diluted share					$0.05

Capital expenditures	$4.4	$13.9	$2.2	$—	$20.5

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$27.4	$(2.8)	$12.9	$(9.5)	$28.0
Restructuring	—	1.5	—	—	1.5

Adjusted income (loss) from operations	27.4	(1.3)	12.9	(9.5)	29.5
Depreciation and amortization	12.3	5.4	5.0	0.2	22.9

EBITDA	$39.7	$4.1	$17.9	$(9.3)	$52.4

Adjusted net income, excluding restructuring:
Net income					$5.7
Restructuring, net of tax					0.9

Adjusted net income, excluding restructuring					$6.6

Adjusted net income per diluted share, excluding restructuring					$0.06

Free cash flow:
Net cash provided by operating activities					$4.8
Capital expenditures					(20.5)

Negative free cash flow					$(15.7)

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					1,091.7

Total debt					1,097.8
Less cash and cash equivalents					(119.6)

Net debt					$978.2

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Six months ended March 31, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$234.4	$208.9	$246.6	$—	$689.9

Loss from operations	$(808.3)	$(116.8)	$(60.5)	$(19.7)	$(1,005.3)

Interest expense, net					33.9
Gain on repurchase of debt					(1.5)
Income tax benefit					(70.9)

Net loss					$(966.8)

Net loss per basic share					$(8.37)

Capital expenditures	$6.1	$5.5	$5.7	$0.3	$17.6

Non-GAAP results:
Adjusted loss from operations and EBITDA:
Loss from operations	$(808.3)	$(116.8)	$(60.5)	$(19.7)	$(1,005.3)
Impairment	818.7	59.5	92.7	—	970.9
Restructuring	0.7	39.9	1.2	0.2	42.0

Adjusted income (loss) from operations	11.1	(17.4)	33.4	(19.5)	7.6
Depreciation and amortization	25.5	12.3	8.6	0.3	46.7

Adjusted EBITDA	$36.6	$(5.1)	$42.0	$(19.2)	$54.3

Adjusted net income, excluding impairment and restructuring:
Net loss					$(966.8)
Impairment, net of tax					910.7
Restructuring, net of tax					40.6

Adjusted net loss, excluding impairment and restructuring					$(15.5)

Adjusted net loss per basic share, excluding impairment and restructuring					$(0.13)

Free cash flow:
Net cash used in operating activities					$(2.2)
Capital expenditures					(17.6)

Negative free cash flow					$(19.8)

Net debt (end of period):
Current portion of long-term debt					$16.7
Long-term debt					1,071.0

Total debt					1,087.7
Less cash and cash equivalents					(153.1)

Net debt					$934.6

	Six months ended March 31, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$330.5	$224.9	$278.5	$—	$833.9

Income (loss) from operations	$52.2	$(18.1)	$28.8	$(18.5)	$44.4

Interest expense, net					37.3
Income tax expense (benefit)					3.0

Net income (loss)					$4.1

Net income (loss) per diluted share					$0.04

Capital expenditures	$8.8	$23.0	$5.5	$—	$37.3

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$52.2	$(18.1)	$28.8	$(18.5)	$44.4
Restructuring charges	—	17.7	—	—	17.7

Adjusted income (loss) from operations	52.2	(0.4)	28.8	(18.5)	62.1
Depreciation and amortization	24.9	11.3	10.0	0.3	46.5

EBITDA	$77.1	$10.9	$38.8	$(18.2)	$108.6

Adjusted net income, excluding restructuring charges:
Net loss					$4.1
Restructuring, net of tax					10.7

Adjusted net income, excluding restructuring charges					$14.8

Adjusted net income per diluted share, excluding restructuring charges					$0.13

Free cash flow:
Net cash provided by operating activities					$60.7
Capital expenditures					(37.3)

Free cash flow					$23.4

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					1,091.7

Total debt					1,097.8
Less cash and cash equivalents					(119.6)

Net debt					$978.2